UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

Phoenix Motor Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41414	85-4319789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Lakeview Loop Anaheim, CA	92807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 987-0815

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0004 per share	PEVM	OTCID

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2025, Phoenix Motor Inc. (“Phoenix” or the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Shandong Maolin Sida Automobile Co., Ltd. (“Maolin Sida”), Mengzhou Enbowei Automobile Technology Co., Ltd. (“Enbowei”) and the individual shareholders of Enbowei.

Under the Cooperation Agreement, Phoenix will establish a wholly owned subsidiary in Mengzhou, People’s Republic of China (the “Project Company”), with registered capital of RMB 20 million, to be contributed in stages as operational needs arise.

Maolin Sida shall grant the Project Company an exclusive, PRC-wide license for a 10 year term to manufacture and sell certain electric vehicle (“EV”) platforms (currently identified as the LV and QV platforms). License fees will equal 0% of bill of materials (“BOM”) cost in the first two years, 50% of the stated rate of BOM in years 3-4, and 100% thereafter, with the stated rate of 3% of BOM cost per vehicle for up to 10,000 units, 2% of BOM cost per vehicle for 10,001–30,000 units and 1% of BOM cost per vehicle for over 30,000 units.

Enbowei agreed to make its existing manufacturing facilities, equipment and related infrastructure available to the Project Company free of charge for 10 years. The Project Company will be responsible for ongoing utilities and operating costs. The term may be extended by an additional five years upon mutual agreement.

All equipment, improvements and intellectual property rights created in connection with the Cooperation Agreement will belong to the Project Company.

Following more than five but fewer than ten years of continuous operation of the Project Company, Phoenix may acquire 51% of the equity of Enbowei for nominal consideration of RMB 1, subject to a separate definitive agreement.

The Cooperation Agreement automatically terminates if the Project Company does not commence operations within three months of its formation.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the actual agreement, a non-binding English translation of which is filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Translation of Cooperation Agreement, dated June 26, 2025, by and among Phoenix Motor Inc., Shandong Maolin Sida Automobile Co., Ltd., Mengzhou Enbowei Automobile Technology Co., Ltd. and the individual shareholders of Enbowei
10.1(a)	Original Cooperation Agreement (in Chinese) (for reference only)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2025	PHOENIX MOTOR INC.

	By:	/s/ Xiaofeng Denton Peng
	Name:	Xiaofeng Denton Peng
	Title:	Chief Executive Officer and Chairman of the Board